UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 25, 2012

Validus Holdings, Ltd.
__________________________________________
(Exact name of registrant as specified in its charter)

Bermuda	001-33606	98-0501001
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

29 Richmond Road, Pembroke, Bermuda		HM08
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(441) 278-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 25, 2012, Validus Holdings, Ltd. (the "Company") issued a press release (the "Press Release") announcing the planned departure of Joseph E. (Jeff) Consolino, the Company's President and Chief Financial Officer to be effective as of February 15, 2013. Mr. Consolino will be nominated for appointment to the Company’s Board of Directors on October 31, 2012.

The Company also announced that Jeffrey D. Sangster will be appointed Executive Vice President and Chief Financial Officer of the Company to be effective as of February 16, 2013. Mr. Sangster, 40, has served as Executive Vice President and Chief Accounting Officer of the Company since May 2012. Mr. Sangster joined the Company in October 2006 and has served in various finance positions during that time, including Executive Vice President and Chief Financial Officer of Validus Reinsurance, Ltd. Mr. Sangster is a member of the Institute of Chartered Accountants in Bermuda and the Institute of Chartered Accountants in Manitoba.

The Press Release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Press Release "VALIDUS HOLDINGS, LTD. ANNOUNCES CFO SUCCESSION PLAN AND MANAGEMENT ADDITIONS" dated October 25, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Validus Holdings, Ltd.

October 25, 2012	By:	/s/ Robert F. Kuzloski

Name: Robert F. Kuzloski
Title: Executive Vice President & General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press Release ("VALIDUS HOLDINGS, LTD. ANNOUNCES CFO SUCCESSION PLAN AND MANAGEMENT ADDITIONS") dated October 25, 2012